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                                                                    Exhibit 23.2


                          BIERWOLF, NILSON & ASSOCIATES
                          CERTIFIED PUBLIC ACCOUNTANTS
A Partnership of             1453 SOUTH MAJOR STREET      Nephi J. Bierwolf, CPA
Professional Corporations   SALT LAKE CITY, UTAH 84115        Troy Nilson, CPA








                       Consent of Independent Accountants



         We consent to the incorporation by reference in this registration statement on Form 8-8 or our report dated March 28,2003, which appears on page 14 of the 2002 Transition Report on Form 10-KT of Secured Diversified Investment, Ltd., formerly Book Corporation of America, Inc., which includes the consolidated financial statements for the former fiscal years ended October 31, 2002 and 2001.





/S/ Bierwolf, Nilson & Associates
---------------------------------
Bierwolf, Nilson & Associates
December 10, 2003





         MEMBERS OF AMERICAN INSTITUTE OF CPAs, SEC PRACTICE SECTION AND
                            UTAH ASSOCIATION OF CPAs